Exhibit 5.1

11 January 2019
Endava plc
125 Old Broad Street
London EC2N 1AR
United Kingdom

Re:	Endava plc - Registration Statement on Form F-1 - Exhibit 5.1
Ladies and Gentlemen:
We have acted as English legal advisers to Endava plc, a public limited company (previously Endava Limited) incorporated in England and Wales (the “Company”) in connection with the preparation and filing of the registration statement on Form F-1 to which this letter is attached as an exhibit (such registration statement, including the documents incorporated by reference therein, and as amended through the date hereof, the “Registration Statement”) filed with the U.S. Securities and Exchange Commission pursuant to the U.S. Securities Act of 1933, as amended (the “Securities Act”). For the purposes of this letter, Class A ordinary shares in the capital of the Company each having a nominal value £0.02 per share are referred to as “Class A Ordinary Shares”.
As set out in the Registration Statement, the Company’s Guernsey Employee Benefit Trust (the “EBT”), is offering 4,703,980 Class A Ordinary Shares (the “EBT Shares”) and the other selling shareholders identified therein are offering 1,125,037 Class A Ordinary Shares (the “Other Shares”).
We understand that the existing issued Class A Ordinary Shares are not, and are not intended to be, admitted to trading on any market or exchange, or otherwise listed, in the United Kingdom.

1.	INTRODUCTION

1.1	Purpose
In connection with the preparation and filing of a registration statement on Form F-1, we have been asked to provide opinions on certain matters, as set out below. We have taken instruction in this regard solely from the Company.

1.2	Defined terms and headings
In this letter:

(a)	capitalised terms used without definition in this letter or the schedules hereto have the meanings assigned to them in the Registration Statement unless a contrary indication appears;

(b)	headings are for ease of reference only and shall not affect interpretation; and

(c)
the term “Class A Ordinary Shares” shall include any American Depositary Shares representing Class A Ordinary Shares (“ADSs”). Each ADS represents one Class A Ordinary Share and ADSs may be evidenced by American Depositary Receipts.

Cooley (UK) LLP   Dashwood   69 Old Broad Street   London EC2M 1QS, UK
t: +44 (0) 20 7583 4055   f: +44 (0) 20 7785 9355   cooley.com
Cooley (UK) LLP is a limited liability partnership and is registered in England and Wales with registered number OC395270. Our registered office is at the address above.
Cooley (UK) LLP is authorised and regulated by the Solicitors Regulation Authority (SRA number 617791). A list of the members of Cooley (UK) LLP and their professional qualifications is open to inspection at its registered office. The word 'partner,' used in relation to Cooley (UK) LLP, refers to a member of Cooley (UK) LLP or an employee or consultant of Cooley (UK) LLP (or any affiliated firm) of equivalent standing.

1.3	Legal review
For the purpose of issuing this letter, we have examined such matters of fact and questions of law as we have considered appropriate. We have reviewed only the following documents and conducted only the following enquiries and searches:

(a)	an online search at Companies House in respect of information available for inspection on the Company’s file conducted on 11 January 2019 at 10:00 a.m. (London time);

(b)	an enquiry by telephone at the Central Index of Winding Up Petitions, London on 11 January 2019 at 10:30 a.m. (London time) ((a) and (b) together, the “Searches”);

(c)	minutes of a meeting of the board of directors of the Company (the “Board”) held on 21 June 2017;

(d)	minutes of a meeting of the Board held on 28 June 2011;

(e)
a PDF copy of the current articles of association of the Company dated 6 July 2018, the certificate of incorporation of the Company dated 27 February 2006, and the amended certificate of incorporation on re-registration of the Company as a public limited company and change of name dated 6 July 2018; and

(f)	a PDF copy of the Registration Statement.

1.4	Applicable law
This letter, the opinions given in it, and any non-contractual obligations arising out of or in connection with this letter and/or the opinions given in it, are governed by, and to be construed in accordance with, English law and relate only to English law as applied by the English courts, including the laws of the European Union to the extent having the force of law in England, as at today’s date. In particular:

(a)	we have not investigated the laws of any country other than England and we assume that no foreign law affects any of the opinions stated below;

(b)	we do not undertake or accept any obligation to update this letter and/or the opinions given in it to reflect subsequent changes in English law or factual matters; and

(c)
we express no opinion in this letter on the laws of any jurisdiction other than England. It is assumed that no foreign law which may apply to the matters contemplated by the Registration Statement, the Company, any document or any other matter contemplated by any document would or might affect this letter and/or the opinions given in it.

1.5	Assumptions and reservations
The opinions given in this letter are given on the basis of each of the assumptions set out in schedule 1 (Assumptions) to this letter and are subject to each of the reservations set out in schedule 2 (Reservations) to this letter. The opinions given in this letter are strictly limited to the matters stated

Cooley (UK) LLP   Dashwood   69 Old Broad Street   London EC2M 1QS, UK
t: +44 (0) 20 7583 4055   f: +44 (0) 20 7785 9355   cooley.com
Cooley (UK) LLP is a limited liability partnership and is registered in England and Wales with registered number OC395270. Our registered office is at the address above.
Cooley (UK) LLP is authorised and regulated by the Solicitors Regulation Authority (SRA number 617791). A list of the members of Cooley (UK) LLP and their professional qualifications is open to inspection at its registered office. The word 'partner,' used in relation to Cooley (UK) LLP, refers to a member of Cooley (UK) LLP or an employee or consultant of Cooley (UK) LLP (or any affiliated firm) of equivalent standing.

in paragraph 2 (Opinions) below and do not extend, and should not be read as extending, by implication or otherwise, to any other matters.

2.	OPINION
Subject to paragraph 1 (Introduction) and the other matters set out in this letter and its schedules, and subject further to the Registration Statement becoming effective under the Securities Act, it is our opinion that, as at today’s date, (x) the EBT Shares, are validly issued, fully paid or credited as fully paid and will not be subject to any call for payment of further capital and (b) upon their issuance by the Company, the Other Shares will be validly issued, fully paid or credited as fully paid and will not be subject to any call for payment of further capital.

3.	EXTENT OF OPINIONS
We express no opinion as to any agreement, instrument or other document other than as specified in this letter or as to any liability to tax or duty which may arise or be suffered as a result of or in connection thereby.
This letter only applies to those facts and circumstances which exist as at today’s date and we assume no obligation or responsibility to update or supplement this letter to reflect any facts or circumstances which may subsequently come to our attention, any changes in laws which may occur after today, or to inform the addressee of any change in circumstances happening after the date of this letter which would alter our opinion.

4.	DISCLOSURE AND RELIANCE
This letter is addressed to you in connection with the Registration Statement. We consent to the filing of this letter as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.
Other than for the purpose set out in the prior paragraph, this letter may not be relied upon, or assigned, for any purpose, without our prior written consent, which may be granted or withheld in our discretion.

Yours faithfully

/s/ Edward J. Lukins

Cooley (UK) LLP

Cooley (UK) LLP   Dashwood   69 Old Broad Street   London EC2M 1QS, UK
t: +44 (0) 20 7583 4055   f: +44 (0) 20 7785 9355   cooley.com
Cooley (UK) LLP is a limited liability partnership and is registered in England and Wales with registered number OC395270. Our registered office is at the address above.
Cooley (UK) LLP is authorised and regulated by the Solicitors Regulation Authority (SRA number 617791). A list of the members of Cooley (UK) LLP and their professional qualifications is open to inspection at its registered office. The word 'partner,' used in relation to Cooley (UK) LLP, refers to a member of Cooley (UK) LLP or an employee or consultant of Cooley (UK) LLP (or any affiliated firm) of equivalent standing.

SCHEDULE 1
ASSUMPTIONS
The opinions in this letter have been given on the basis of the following assumptions:

(a)
the genuineness of all signatures, stamps and seals on all documents, the authenticity and completeness of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as copies;

(b)
that, where a document has been examined by us in draft or specimen form, it will be or has been duly executed in the form of that draft or specimen, and that each of the signed documents examined by us has been duly executed and, where applicable, delivered on behalf of the Company; and

(c)
that all documents, forms and notices which should have been delivered to the Registrar of Companies in respect of the Company have been so delivered, that information revealed by the Searches was complete and accurate in all respects and has not, since the time of the Searches, been altered and that the results of the Searches will remain complete and accurate as at the date the Other Shares are issued by the Company.

Cooley (UK) LLP   Dashwood   69 Old Broad Street   London EC2M 1QS, UK
t: +44 (0) 20 7583 4055   f: +44 (0) 20 7785 9355   cooley.com
Cooley (UK) LLP is a limited liability partnership and is registered in England and Wales with registered number OC395270. Our registered office is at the address above.
Cooley (UK) LLP is authorised and regulated by the Solicitors Regulation Authority (SRA number 617791). A list of the members of Cooley (UK) LLP and their professional qualifications is open to inspection at its registered office. The word 'partner,' used in relation to Cooley (UK) LLP, refers to a member of Cooley (UK) LLP or an employee or consultant of Cooley (UK) LLP (or any affiliated firm) of equivalent standing.

SCHEDULE 2
RESERVATIONS
The opinions in this letter are subject to the following reservations:

(a)
the Searches are not capable of revealing conclusively whether or not a winding-up or administration petition or order has been presented or made, a receiver appointed, a company voluntary arrangement proposed or approved or any other insolvency proceeding commenced, and the available records may not be complete or up-to-date. In particular, the Central Registry of Winding-Up Petitions in England may not contain details of administration applications filed, or appointments recorded in or orders made by, district registries and county courts outside London. Searches at Companies House and at the Central Registry of Winding Up Petitions in England are not capable of revealing whether or not a winding up petition or a petition for the making of an administration order has been presented and, further, notice of a winding up order or resolution, notice of an administration order and notice of the appointment of a receiver may not be filed at Companies House immediately and there may be a delay in the relevant notice appearing on the file of the company concerned. Further, not all security interests are registrable, such security interests have not in fact been registered or such security interests have been created by an individual or an entity which is not registered in England. We have not made enquiries of any District Registry or County Court in England;

(b)
the opinions set out in this letter are subject to: (i) any limitations arising from applicable laws relating to insolvency, bankruptcy, administration, reorganisation, liquidation, moratoria, schemes or analogous circumstances; and (ii) an English court exercising its discretion under section 426 of the Insolvency Act 1986 (co-operation between courts exercising jurisdiction in relation to insolvency) to assist the courts having the corresponding jurisdiction in any part of the United Kingdom or any relevant country or territory;

(c)	we express no opinion as to matters of fact;

(d)	we have made no enquiries of any individual connected with the Company;

(e)
a certificate, documentation, notification, opinion or the like might be held by the English courts not to be conclusive if it can be shown to have an unreasonable or arbitrary basis or in the event of a manifest error; and

(f)
it should be understood that we have not been responsible for investigating or verifying the accuracy of the facts, including statements of foreign law, or the reasonableness of any statements of opinion, contained in the Registration Statement, or that no material facts have been omitted from it.

Cooley (UK) LLP   Dashwood   69 Old Broad Street   London EC2M 1QS, UK
t: +44 (0) 20 7583 4055   f: +44 (0) 20 7785 9355   cooley.com
Cooley (UK) LLP is a limited liability partnership and is registered in England and Wales with registered number OC395270. Our registered office is at the address above.
Cooley (UK) LLP is authorised and regulated by the Solicitors Regulation Authority (SRA number 617791). A list of the members of Cooley (UK) LLP and their professional qualifications is open to inspection at its registered office. The word 'partner,' used in relation to Cooley (UK) LLP, refers to a member of Cooley (UK) LLP or an employee or consultant of Cooley (UK) LLP (or any affiliated firm) of equivalent standing.